UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On February 25, 2008, the Board of Directors of Chemical Financial Corporation (the "Company") made awards pursuant to the Chemical Financial Corporation Stock Incentive Plan of 2006 (the "Plan") in the form of restricted stock units and stock options to certain key employees, including the executive officers named below. The Plan permits the Company to make awards to plan participants, including awards that are conditioned upon the achievement of specified corporate performance goals over a three-year performance period.

Award of Restricted Stock Units

          The Board established specified performance goals for the Company for the three-year performance period from 2008-2010 by reference to the Company's earnings per share. In connection with the specified performance goals, the Board awarded restricted stock units to certain key employees, including the executive officers named below, which are convertible into shares of the Company's common stock upon the attainment by the Company of the specified performace goals upon completion of the year ending December 31, 2010. Depending on the actual performance attained by the Company for the three-year performance period, the conversion ratio for the restricted stock units would be on a .05-for-1 basis, 1-for-1 basis, or a 2-for-1 basis.

          The value of the restricted stock units for executive officers generally range from 20% to 60% (assuming a conversion on a 1-for-1 basis) of their respective base salaries. The value of the restricted stock units for the CEO and Named Executive Officers for the 2008-2010 performance period are: Mr. Ramaker - 60% (but up to 120%); Ms. Gwizdala - 35% (but up to 70%); Mr. Kohn - 35% (but up to 70%); and Mr. Tomczyk - 24% (but up to 48%). Mr. Milroy is no longer employed with the Company and did not receive any award of any restricted stock units relative to the 2008-2010 performance period.

Grant of Stock Options

          Pursuant to the Plan, the Board granted stock options to certain key employees including the following grants to the CEO and Named Executive Officers:

Name	Stock Options

Mr. Ramaker	6,235
Ms. Gwizdala	3,308
Mr. Kohn	2,951
Mr. Tomczyk	2,872

          The stock options will vest in one-third increments on February 25, 2009, February 25, 2010, and February 25, 2011. The exercise price of the stock options is $24.52, which was the closing price of one share of common stock of the Company on the grant date.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 29, 2008	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer